Exhibit 99.3

Itron Prices $400 Million Zero Coupon Convertible Senior Notes Offering

LIBERTY LAKE, Wash.—(BUSINESS WIRE)--Mar. 10, 2021— Itron, Inc. (NASDAQ: ITRI) (the “Company”), which is innovating the way utilities and cities manage energy and water, today announced the pricing of its private offering of $400 million aggregate principal amount of its 0% convertible senior notes due 2026 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also granted the initial purchasers of the Notes an option to purchase, during a 13-day period beginning on, and including the first day the Notes are issued, an additional $60 million aggregate principal amount of Notes. The offering is expected to settle on March 12, 2021, subject to customary closing conditions.

The Company also announced by separate press release that it had priced the previously announced registered public offering of 3.9 million shares of common stock of the Company, at a public offering price of $90.00 per share. The Company also granted the underwriters of that offering a 30-day option to purchase up to an additional 0.6 million shares of common stock of the Company. The offering of shares is expected to close on March 12, 2021, subject to customary closing conditions. The closing of the offering of the Notes is not contingent upon the closing of the offering of common stock (or vice versa).

The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes will mature on March 15, 2026, unless earlier converted, redeemed or repurchased. The conversion rate will initially be 7.9365 shares of common stock per $1,000 principal amount of Notes, subject to adjustment in certain circumstances. This represents an initial conversion price of $126.00 per share, representing a conversion premium of 40% over the public offering price in the Company’s concurrent common stock offering. The Notes will be convertible at the option of the holders prior to December 15, 2025 only during certain periods upon the occurrence of certain events and will be convertible thereafter at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the Company will pay cash up to the aggregate principal amount of Notes to be converted and pay and/or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted.

In addition, the Notes will be redeemable, in whole or in part, for cash at the Company’s option at any time, and from time to time, on or after March 20, 2024, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for a specified period of time. If the Company undergoes a “fundamental change” (as defined in the indenture governing the Notes), holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest to, but excluding, the repurchase date. In addition, upon certain corporate events or upon redemption, the Company will, under certain circumstances, increase the conversion rate for holders who convert Notes in connection with such a corporate event or redemption.

In connection with the pricing of the Notes, the Company entered into privately negotiated convertible note hedge transactions with certain of the initial purchasers or their affiliates and other financial institutions (the “hedge counterparties”). The convertible note hedge transactions are expected generally to reduce the potential dilution to the Company’s common stock upon any conversion of the Notes and/or offset the cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price of the common stock is greater than the strike price of the convertible note hedge transactions, which initially corresponds to the initial conversion price of the relevant Notes. The Company also entered into privately negotiated warrant transactions with the hedge counterparties. The warrant transactions could separately have a dilutive effect to the extent the market value per share of common stock exceeds the strike price of any warrant transactions, unless the Company elects, subject to certain conditions set forth in the related warrant confirmations, to settle the warrant transactions in cash. The strike price of the warrant transactions will initially be approximately $180.00 per share, which represents a premium of approximately 100% over the public offering price in the Company’s concurrent common stock offering, and is subject to certain adjustments under the terms of the warrant transactions. If the initial purchasers exercise their option to purchase additional Notes, the Company may enter into additional convertible note hedge transactions and additional warrant transactions with the hedge counterparties.

The Company expects that, in connection with establishing their initial hedge of the convertible note hedge transactions and warrant transactions, the hedge counterparties or their respective affiliates may enter into various derivative transactions with respect to the common stock concurrently with, or shortly after, the pricing of the Notes, and may unwind these various derivative transactions and purchase shares of common stock in open market transactions shortly after the pricing of the Convertible Notes. These activities could increase (or reduce the size of any decrease in) the market price of the common stock or the Notes at that time. In addition, the Company expects that the hedge counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding derivative transactions with respect to the common stock and/or by purchasing or selling shares of the common stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity date of the Notes (and are likely to do so during any observation period relating to a conversion of the Notes or in connection with any repurchase of Notes). This activity could also cause or avoid an increase or a decrease in the market price of the common stock or the Notes, which could affect the ability of noteholders to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, could affect the amount and value of the consideration that noteholders will receive upon conversion of the Notes.

The Company expects to use a portion of the net proceeds from the offering to pay the cost of the convertible note hedge transactions described above (after such cost is partially offset by the proceeds to the Company from the warrant transactions described above). The Company expects to use the remaining net proceeds from the offering, together with cash on hand, to optionally redeem its outstanding 5.00% senior notes due 2026 at a price equal to 102.5% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. Such redemption will be made solely pursuant to a redemption notice delivered pursuant to the indenture governing the 5.00% senior notes due 2026, and nothing contained in this press release constitutes a notice of redemption of the 5.00% senior notes due 2026.

The convertible notes will be offered to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act. The convertible notes have not been, and will not be, registered under the Securities Act, or the securities laws of any state or other jurisdiction, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration and qualification under the securities laws of such state or jurisdiction.

About Itron

Itron® enables utilities and cities to safely, securely and reliably deliver critical infrastructure services to communities in more than 100 countries. Our portfolio of smart networks, software, services, meters and sensors helps our customers better manage electricity, gas and water resources for the people they serve. By working with our customers to ensure their success, we help improve the quality of life, ensure the safety and promote the well-being of millions of people around the globe. Itron is dedicated to creating a more resourceful world.

Itron® is a registered trademark of Itron, Inc. All third-party trademarks are property of their respective owners and any usage herein does not suggest or imply any relationship between Itron and the third party unless expressly stated.

Cautionary Note Regarding Forward Looking Statements

This release contains, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical factors nor assurances of future performance. These statements are based on our expectations about, among others, revenues, operations, financial performance, earnings, liquidity, earnings per share, cash flows and restructuring activities including headcount reductions and other cost savings initiatives. This document reflects our current strategy, plans and expectations and is based on information currently available as of the date of this release. When we use words such as “expect”, “intend”,

“anticipate”, “believe”, “plan”, “goal”, “seek”, “project”, “estimate”, “future”, “strategy”, “objective”, “may”, “likely”, “should”, “will”, “will continue”, and similar expressions, including related to future periods, they are intended to identify forward-looking statements. Forward-looking statements rely on a number of assumptions and estimates. Although we believe the estimates and assumptions upon which these forward-looking statements are based are reasonable, any of these estimates or assumptions could prove to be inaccurate and the forward-looking statements based on these estimates and assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Therefore, you should not rely on any of these forward-looking statements. Some of the factors that we believe could affect our results include our ability to execute on our restructuring plan, our ability to achieve estimated cost savings, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks, uncertainties caused by adverse economic conditions, including, without limitation those resulting from extraordinary events or circumstances such as the COVID-19 pandemic and other factors that are more fully described in Part I, Item 1A: Risk Factors included in our latest Annual Report on Form 10-K filed with the SEC. Itron undertakes no obligation to update or revise any information in this press release.

The impact caused by the ongoing COVID-19 pandemic includes uncertainty as to the duration, spread, severity, and any resurgence of the COVID-19 pandemic including other factors contributing to infection rates, such as reinfection or mutation of the virus, the effectiveness or widespread availability and application of any vaccine, the duration and scope of related government orders and restrictions, impact on overall demand, impact on our customers’ businesses and workforce levels, disruptions of our business and operations, including the impact on our employees, limitations on, or closures of, our facilities, or the business and operations of our customers or suppliers. Our estimates and statements regarding the impact of COVID-19 are made in good faith to provide insight to our current and future operating and financial environment and any of these may materially change due to factors outside our control. For more information on risks associated with the COVID-19 pandemic, please see Itron’s updated risk in Part I, Item 1A: Risk Factors of our latest Form 10-K filed with the SEC.

Itron, Inc.

Kenneth P. Gianella

Vice President, Investor Relations

(669) 770-4643

Source: Itron, Inc.